CONTACT:	Teresa Ciambotti, SVP, Director of Investor Relations (814) 231-6401

HEADLINE:	Omega Reports 2nd Quarter Earnings

FOR IMMEDIATE RELEASE — August 1, 2006 —

STATE COLLEGE, PA – Omega Financial Corporation (NASDAQ:OMEF) reported second quarter net income of $5.345 million, compared to $5.381 million for the same period last year, company officials said. Diluted earnings per share for the quarter were $0.42.

Donita R. Koval, Omega’s president and chief executive officer, said the company’s net interest margin for the quarter rose to 4.09% on a fully tax-equivalent basis from 3.90% in the same period last year in spite of a flat yield curve and a challenging rate environment. She noted that the net interest margin has also increased this quarter from the 4.01% recorded in this year’s first quarter, with net interest income rising by 1.71%.

In the non-interest income area service fees on loans and deposit accounts contributed solid increases, while non-interest expenses decreased less than one half of one percent when comparing this quarter to second quarter 2005.

“The increase in the net interest margin comes at a time when all financial institutions are challenged to simply maintain their margin,” Koval said. “We continue to manage our balance sheet in order to achieve a margin increase, and that strategy has paid off. At the same time, our continued focus on expense control has aided our bottom line. ”

In year-to-date figures, net income for 2006 is $10.688 million, compared to $11.958 million in 2005, while diluted earnings per share are $0.85 compared to $0.94. Excluding gains on securities and early extinguishment of debt in 2005’s first six months results in net income year-to-date essentially unchanged. Common share dividends declared were $0.31 and $0.62 for the quarter and year to date, respectively, unchanged from the same periods last year.

In the first quarter of 2006, approximately $20 million in loans for one commercial borrower was placed on non-accrual status. Omega continues to evaluate this credit and has increased the amount of loan loss allowance allocated to this borrower to $3 million as of June 30, 2006. The remainder of the Corporation’s loan portfolio has shown improvement during the second quarter in both non-accrual levels and delinquencies. As a result of this improving trend, the provision for loan losses necessary to maintain the allowance for loan losses at an adequate level was $100,000.

The company recently announced the sale of its Sentry Trust affiliate which it acquired in the 2004 merger with Sun Bancorp. The results of Sentry Trust are reflected as discontinued operations in the consolidated statements of income and the related assets and liabilities of Sentry Trust have been segregated as such on the consolidated balance sheets. Additionally, on July 31, 2006, the Company agreed to sell three branch locations as it continues refining its retail network in the wake of the merger. The assets and liabilities of these branches are classified as held for sale on the June 30, 2006 consolidated balance sheet. The branch sales are expected to close before December 31, 2006 and result in a total pre-tax gain of approximately $2.3 million.

In the second quarter, Omega Bank, the company’s principal subsidiary received a Pillars of the Community award from the Federal Home Loan Bank of Pittsburgh (FHLB) for sustained and outstanding commitment to projects that provide affordable housing and community and economic development. Omega is the only financial institution in Central Pennsylvania to receive the award this year and one of only four in Pennsylvania, Delaware and West Virginia among 340 institutions eligible to compete for the designation.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change

Earnings:
Net income	$5,345	$5,381	(0.7)%	$10,688	$11,958	(10.6)%

Per share statistics: *
Diluted earnings	$.42	$.43	(2.3)%	$.85	$.95	(10.5)%
Dividends declared — common	.31	.31	0.0	.62	.62	0.0
Book value — common	25.41	25.25	0.6	25.41	25.25	0.6
Book value — tangible	11.89	11.69	1.7	11.89	11.69	1.7
Market value — High	34.10	31.54	8.1	34.21	34.50	(0.8)
Low	28.19	27.05	4.2	27.88	27.05	3.1

Financial position at period end:
Assets	$1,908,401	$1,993,745	(4.3)%	$1,908,401	$1,993,745	(4.3)%
Net loans (1)	1,178,251	1,238,548	(4.9)	1,178,251	1,238,548	(4.9)
Deposits (1)	1,420,652	1,511,334	(6.0)	1,420,652	1,511,334	(6.0)
Shareholders’ equity	318,819	318,329	0.2	318,819	318,329	0.2

Average Balances:
Assets	$1,908,861	$2,003,840	(4.7)%	$1,913,847	$2,025,803	(5.5)%
Net loans (1)	1,180,827	1,256,198	(6.0)	1,215,252	1,292,943	(6.0)
Deposits (1)	1,416,002	1,515,209	(6.5)	1,411,955	1,506,197	(6.3)
Shareholders’ equity	321,768	319,986	0.6	321,662	319,292	0.7

Non-Performing Loans at period end:
Non-accrual loans	$22,922	5,144	345.6%	$22,922	5,144	345.6%
Accruing loans past due 90 days or more	2,769	3,525	(21.4)	2,769	3,525	(21.4)
Restructured loans	—	218	(100.0)	—	218	(100.0)

Profitability ratios — annualized: *
Return on average assets	1.12%	1.07%	4.3%	1.12%	1.18%	(5.4)%
Return on tangible assets	1.23	1.17	5.1	1.23	1.29	(4.7)
Return on average stated equity (2)	6.64	6.73	(1.2)	6.65	7.49	(11.3)
Return on average tangible equity (3)	14.06	14.47	(2.8)	14.09	16.28	(13.5)
Net interest margin — fully tax equivalent	4.09	3.90	4.9	4.04	3.84	5.2

Shares outstanding at period end: *
Common	12,548,843	12,609,174	(0.5)%	12,548,843	12,609,174	(0.5)%

(1) Includes amounts classified as held for sale
(2) Average stated equity is equal to average shareholders’ equity.
(3) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	June 30,	December 31,
Assets	2006	2005
Cash and due from banks	$55,460	$56,194
Interest bearing deposits with other banks	10,164	8,908
Federal funds sold	16,275	—
Trading securities	40	468
Investment securities available for sale	313,549	347,300
Other investments	12,013	6,055
Investment in unconsolidated subsidiary	1,625	1,625
Loans held for sale	292	264
Total portfolio loans	1,165,346	1,214,591
Less: Allowance for loan losses	(14,625)	(15,482)

Net portfolio loans	1,150,721	1,199,109
Premises and equipment, net	31,743	35,997
Other real estate owned	1,425	956
Bank-owned life insurance	76,304	75,144
Investment in limited partnerships	6,165	6,612
Core deposit intangibles	6,009	6,729
Other intangibles	1,139	1,193
Goodwill	159,184	159,191
Assets held for sale	31,749	—
Assets of discontinued operations	5,260	4,599
Other assets	29,284	29,635

TOTAL ASSETS	$1,908,401	$1,939,979

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$238,406	$236,683
Interest bearing	1,145,457	1,185,847

Total deposits	1,383,863	1,422,530
Short-term borrowings	68,934	90,153
ESOP debt	1,665	1,845
Junior subordinated debentures	56,443	56,692
Long-term debt	28,565	36,322
Other interest bearing liabilities	825	882
Liabilities held for sale	36,762	—
Liabilities of discontinued operations	329	156
Other liabilities	12,196	12,909

TOTAL LIABILITIES	1,589,582	1,621,489
Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued - 12,756,257 shares at June 30, 2006;
12,670,323 shares at December 31, 2005;	63,782	63,368
Outstanding - 12,551,842 shares at June 30, 2006;
12,599,508 shares at December 31, 2005;
Capital surplus	101,605	99,874
Retained earnings	162,638	159,583
Accumulated other comprehensive income	(2,034)	(1,226)
Unearned compensation related to ESOP debt	(994)	(1,125)
Cost of common stock in treasury:
204,415 shares at June 30, 2006
70,815 shares at December 31, 2005	(6,178)	(1,984)
TOTAL SHAREHOLDERS’ EQUITY	318,819	318,490

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,908,401	$1,939,979

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
	CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
	Unaudited
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Interest Income:
Interest and fees on loans	$20,372	$19,612	$40,209	$38,959
Interest and dividends on investment securities	3,077	2,689	6,181	5,056
Other interest income	241	338	342	696

TOTAL INTEREST INCOME.	23,690	22,639	46,732	44,711
Interest Expense:
Interest on deposits	6,409	5,559	12,304	10,251
Interest on short-term borrowings	663	438	1,434	928
Interest on long-term debt and
other interest bearing liabilities	1,248	1,292	2,512	2,940
TOTAL INTEREST EXPENSE	8,320	7,289	16,250	14,119

NET INTEREST INCOME	15,370	15,350	30,482	30,592
Provision for loan losses	100	180	220	322

INCOME FROM CREDIT ACTIVITIES	15,270	15,170	30,262	30,270
Other Income:
Service fees on deposit accounts	2,598	2,308	4,952	4,448
Service fees on loans	443	315	825	627
Earnings on bank-owned life insurance	552	574	1,159	1,149
Trust fees	1,025	1,079	2,145	2,171
Investment and insurance product sales	618	757	1,542	1,810
Gain on the early extinguishment of debt	—	—	—	1,043
Gain (loss) on sale of loans and other assets	64	(39)	121	(378)
Net gains on the sale of investment securities	176	549	238	1,537
Other	1,215	1,149	2,381	2,178

TOTAL OTHER INCOME	6,691	6,692	13,363	14,585
Other Expense:
Salaries and employee benefits	7,308	7,324	14,793	14,519
Net occupancy expense	1,083	1,029	2,188	2,102
Equipment expense	1,143	1,019	2,271	2,097
Data processing service	673	621	1,318	1,247
Pennsylvania shares tax	728	549	1,440	1,168
Amortization of intangible assets	222	234	443	357
Other	3,870	4,309	7,449	7,970

TOTAL OTHER EXPENSE	15,027	15,085	29,902	29,460

Income before income taxes and discontinued operations	6,934	6,777	13,723	15,395
Income tax expense	1,568	1,343	3,051	3,383
Income from continuing operations	5,366	5,434	10,672	12,012

Discontinued operations:
Income (Loss) from discontinued operations, net of tax	125	(53)	162	(54)
Loss on disposal of discontinued operations, net of tax	(146)	—	(146)	—

Income (Loss) from discontinued operations	(21)	(53)	16	(54)
NET INCOME	$5,345	$5,381	$10,688	$11,958

Net income per common share:
Basic	$0.43	$0.43	$0.85	$0.95
Diluted	$0.42	$0.43	$0.85	$0.95
Net income per common share from continuing operations
Basic	$0.43	$0.43	$0.85	$0.95
Diluted	$0.43	$0.43	$0.85	$0.95
Net income per common share from discontinued operations
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00
Weighted average shares and equivalents:
Basic	12,572	12,607	12,579	12,601
Diluted	12,616	12,660	12,624	12,659
Dividends declared per share:
Common	0.31	0.31	0.62	0.62

Omega Financial
Corporation
Consolidated Net Interest Income Analysis
2nd Quarter 2006 vs. 2nd Quarter 2005
(In thousands)
		Second Qtr	2006		Second Qtr	2005	Increase/	(Decrease)
	-			-
	Average		Income/	Average		Income/	Due To	Due To	Net
	Balance	Rate	Expense	Balance	Rate	Expense	Volume	Rate	Change
INTEREST EARNING ASSETS
Money Market Investments

Interest Bearing Deposits	11,158	4.13%	115	25,224	2.59%	163	(117.1)	69.1	(48)
Federal Funds Sold	10,237	4.94%	126	24,735	2.85%	176	(136.7)	86.7	(50)

Total Money Market Investments	21,395	4.52%	241	49,959	2.72%	339	(253.8)	155.8	(98)

Investment Securities

U.S. Treasuries and Agencies	279,381	3.64%	2,537	234,197	3.38%	1,973	401.8	162.2	564
State and Municipals-Tax Free	39,609	2.63%	260	66,337	2.82%	467	(177.3)	(29.7)	(207)
Corporate Securities	19,201	5.83%	280	15,756	6.32%	249	51.3	(20.3)	31
Total Investment Securities	338,191	3.65%	3,077	316,290	3.41%	2,689	275.8	112.2	388

Loans

Commercial Loans	265,236	7.31%	4,835	258,485	6.37%	4,107	109.6	618.4	728
Tax Free Commercial Loans	19,315	4.76%	229	21,655	4.78%	258	(27.7)	(1.3)	(29)
Real Estate Loans	706,380	6.73%	11,892	791,630	6.08%	12,037	(1,362.3)	1,217.3	(145)
Tax Free Real Estate Loans	40,507	4.30%	435	39,894	4.08%	407	6.3	21.7	28
Personal Loans and Leases	164,415	7.27%	2,981	159,848	7.03%	2,802	81.3	97.7	179

Total Loans	1,195,853	6.82%	20,372	1,271,512	6.18%	19,611	(1,192.8)	1,953.8	761

Total Earning Assets	1,555,439	6.10%	23,690	1,637,761	5.54%	22,639	(1,170.7)	2,221.7	1,051

FUNDING SOURCES
Interest Bearing Liabilities

Checking with Interest	314,395	0.73%	572	383,600	0.73%	694	(125.9)	3.9	(122)
Money Market Accounts ..	88,131	1.50%	330	107,690	1.42%	381	(72.3)	21.3	(51)
Savings Accounts	200,977	0.55%	275	221,124	0.55%	303	(27.6)	(0.4)	(28)
CD’S, $100,000 and Over	97,755	4.04%	984	99,424	3.41%	846	(14.4)	152.4	138
Other Time Deposits	476,046	3.58%	4,248	475,872	2.81%	3,335	1.2	911.8	913

Total Interest Bearing Deposits	1,177,304	2.18%	6,409	1,287,710	1.73%	5,559	(238.9)	1,088.9	850

Other Borrowed Funds-Short Term	71,576	3.71%	662	59,301	2.96%	438	101.0	123.0	224
Long Term Debt	85,236	5.82%	1,240	94,479	5.44%	1,286	(130.9)	84.9	(46)
Other Interest Bearing Liabilities	806	4.47%	9	843	2.85%	6	(0.3)	3.3	3
Demand Deposits	238,698			227,500
Cash	(50,685)			(54,221)
Other	32,504			22,149

Total Funding Sources	1,555,439	2.14%	8,320	1,637,761	1.78%	7,289	(269.1)	1,300.1	1,031

Net Int Spread — Net Int Income		3.96%	15,370		3.75%	15,350	(901.6)	921.6	20

Net Int Spread-Tax Equivalent		4.09%			3.90%

Tax Equivalent Net Int Income			15,868			15,960